STRATEGY INC

Nonstatutory Stock Option Agreement for Outside Directors

Granted Under 2023 Equity Incentive Plan

Strategy Inc, a Delaware corporation, hereby grants the following stock option pursuant to its 2023 Equity Incentive Plan (the “Plan”). This Notice of Grant and the attached Terms and Conditions (which constitute a part hereof) are collectively the “Agreement”.

Notice of Grant

Name of optionee (the “Participant”):
Grant Date:
Number of shares of Common Stock subject to this option (“Shares”):
Option exercise price per Share:
Vesting Start Date:
Final Exercise Date:

Vesting Schedule:

Vesting Date:	Percentage of Option that Vests:
[]	[]% of the Option
[Insert Additional Vesting Dates and Amounts, as needed]
All vesting is dependent on the Participant remaining an Outside Director (as defined in the Plan), and is subject to Section 3(b) below.

STRATEGY INC

By:

Name:

Title:

PARTICIPANT

This Agreement has been accepted by:

###PARTICIPANT_NAME###

Dated: ###ACCEPTANCE_DATE###

STRATEGY INC

Nonstatutory Stock Option Agreement for Outside Directors

Granted Under 2023 Equity Incentive Plan

1. Grant of Option.

1.
This Agreement evidences the grant by Strategy Inc, a Delaware corporation (“Strategy”), on the grant date, set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”), to the Participant, of an option to purchase, in whole or in part, on the terms provided herein and in Strategy’s 2023 Equity Incentive Plan (the “Plan”), the number of Shares set forth in the Notice of Grant of class A common stock, $0.001 par value per share, of Strategy (“Common Stock”), at the exercise price per Share set forth in the Notice of Grant. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”).

It is intended that the option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

This option will become exercisable (“vest”) in accordance with the Vesting Schedule set forth in the Notice of Grant.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 4 hereof or the Plan.

3. Change in Control Events.

(a) Definition. A “Change in Control Event” shall mean:

(A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of Strategy after the date hereof if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of Strategy entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from Strategy (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Common Stock, class B common stock, par value $0.001 per share of Strategy (“Class B Common Stock”) or other voting securities of Strategy, unless the Person exercising, converting or exchanging such security acquired such security directly from Strategy or an underwriter or agent of Strategy), (II) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition, (III) any transfer by Michael J. Saylor or any of his affiliates (within the meaning of Rule 12b-2 of the Exchange Act) (the “MS Affiliates”) to Michael J. Saylor or any MS Affiliate or (IV) any acquisition by Michael J. Saylor or any MS Affiliate not pursuant to a Business Combination, except for an acquisition that results in any of the effects described in paragraph (a)(3)(ii)(B) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to the Common Stock; or

(B) on any date after Michael J. Saylor and the MS Affiliates cease to own in the aggregate more than 50% of the combined voting power of the Outstanding Company Voting Securities (the “Applicable Date”), there is a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the board of directors of a successor corporation to Strategy), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date immediately prior to the Applicable Date or (y) who was nominated or elected subsequent to the Applicable Date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving Strategy or a sale or other disposition of all or substantially all of the assets of Strategy (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding shares of the Common Stock and Class B Common Stock and any other Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns Strategy or substantially all of Strategy’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Common Stock, Class B Common Stock and such other Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding Michael J. Saylor or any MS Affiliate, any employee benefit plan (or related trust) maintained or sponsored by Strategy or by the Acquiring Corporation or any Person who beneficially owned, directly or indirectly, 50% or more of the combined voting power of the Outstanding Company Voting Securities prior to the Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; provided, however, that for the avoidance of doubt, the consummation of any Business Combination that results in any of the effects described in paragraph (a)(3)(ii)(B) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to the Common Stock shall be deemed not to satisfy the condition set forth in clause (x).

(b) Effect on Option. Notwithstanding the provisions of Section 10(b) of the Plan or Section 2 above, effective immediately prior to a Change in Control Event, the option shall automatically become immediately vested and exercisable in full.

4. Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant (which election and signature may be electronic, to the extent provided by the Company), and received by Strategy at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan. The Participant is only permitted to use the methods of payment in Sections 5(f)(i) and 5(f)(ii) of the Plan and, to the extent approved by the Board, any other lawful consideration permitted under the Plan as the Board may determine, including by combination of any of the foregoing permitted forms of payment. The Participant may purchase less than the number of shares covered hereby; provided, however, no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 4, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an Outside Director.

(c) Termination of Relationship with the Company. If the Participant ceases to be an Outside Director for any reason, then, except as provided in paragraph (d) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date); provided, however, this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.

(d) Vesting and Exercise Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Outside Director, then (i) solely in connection with the death of the Participant, this option shall become vested and exercisable in full immediately and (ii) in connection with either the Participant’s death or becoming disabled, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee); provided, that this option shall not be exercisable after the Final Exercise Date.

5. Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to Strategy for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

6. Nontransferability of Option.

This option shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, this option may be gratuitously transferred by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to this option to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of this option. For the avoidance of doubt, nothing contained in this Section 6 shall be deemed to restrict a transfer to the Company.

No interest or right in this option shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition of an interest or right in this option shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding provisions of this Section 6.

7. Data Privacy.

In order to assist in the administration of the Plan, the Company may process personal data about the Participant. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Participant such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting this option, the Participant gives explicit consent to the Company to process any such personal data. The Participant also gives explicit consent to the Company to transfer any such personal data outside or within the country in which the Participant works or is employed, including, with respect to non-U.S. resident Participants, to the United States, to transferees who shall include the Company, a broker retained by the Participant or the Company for the purpose of assisting with an exercise of options and other persons who are designated by the Company to administer or assist with the implementation, administration or management of the Plan. The Participant may object to the collection, use, processing or transfer of such data by notifying the General Counsel of Strategy in writing. The Participant understands that such objection may impair his or her ability to participate in the Plan.

8. Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

9. Participant’s Acknowledgements.

The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) agrees that in accepting this award, he or she will be bound by any clawback policy that the Company may adopt in the future.